As filed with the Securities and Exchange Commission on November 10, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2011
UDR, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 2, 2011, UDR Inc. (“UDR” or “the Company”) filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K dated April 1, 2011 (Commission File No. 1-10524), reporting that the Company and its subsidiary United Dominion Realty L.P. (the “Operating Partnership”), had during the 2011 fiscal year acquired various apartment communities located in New York City, New York; San Francisco, California; Peabody, Massachusetts; and Woburn, Massachusetts. On November 1, 2011, the Company filed with the SEC a Current Report on Form 8-K/A dated April 1, 2011 (Commission File No. 1-10524), reporting that the Company had acquired an additional apartment community in New York City, New York. These apartment community acquisitions are referred to as “Previously Acquired Communities” in this report, and include: 10 Hanover, 388 Beale, 14 North, Inwood West and Rivergate.
This Current Report on Form 8-K/A is being filed to report that on August 31, 2011, the Company and the Operating Partnership closed on an acquisition of a multifamily apartment community referred to as 95 Wall, located in New York City, New York. The community, which is comprised of 507 homes, was acquired for $328.9 million. This transaction is considered individually significant at the time of the transaction under the rules governing the reporting of transactions on Form 8-K. In addition, this transaction, together with the transactions reported on the Form 8-K dated May 2, 2011 and the Form 8-K/A dated November 1, 2011, and other unrelated acquisitions completed during 2011, in the aggregate were significant pursuant to Rule 3-14 of Regulation S-X. The Company is therefore filing this Current Report on Form 8-K/A to include certain financial information with respect to the additional property acquired on August 31, 2011 and to provide updated pro forma financial statements for the year ended December 31, 2010 and the nine months ended September 30, 2011.
Item 9.01 Financial Statements and Exhibits.
The following financial statements are being filed in connection with the acquisition of certain communities as described in Item 8.01 as required by Sections 210.3-14 and 210.11-01 of Regulation S-X.

(a) Financial Statements of Real Estate Property Acquired

95 Wall
Report of Independent Auditors	5
Statements of Revenues and Certain Operating Expenses for the year ended December 31, 2010 (audited) and the eight months ended August 31, 2011 (unaudited)	6

Notes to Statement of Revenues and Certain Operating Expenses	7

(b) Unaudited Pro Forma Financial Information

Pro Forma Consolidated Balance Sheet as of September 30, 2011	10
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 (unaudited)	11
Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2011 (unaudited)	12
Notes to Pro Forma Consolidated Financial Statements (unaudited)	13

(c) Exhibits

23.1 Consent of Independent Auditors

SIGNATURES
Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UDR, Inc.
Date: November 10, 2011	By:	/s/ David L. Messenger
David L. Messenger
Senior Vice President & Chief Financial Officer (duly authorized officer, principal financial officer and chief accounting officer)

Report of Independent Auditors
Board of Directors
UDR, Inc.
We have audited the accompanying statement of revenues and certain operating expenses of 95 Wall for the year ended December 31, 2010. The statement of revenues and certain operating expenses is the responsibility of 95 Wall’s management. Our responsibility is to express an opinion on the statement of revenues and certain operating expenses based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain operating expenses is free of material misstatement. We were not engaged to perform an audit of 95 Wall’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of 95 Wall’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K to be filed by UDR, Inc. as described in Note 1, and is not intended to be a complete presentation of the 95 Wall’s revenues and expenses.
In our opinion, the statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of 95 Wall for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

Denver, Colorado	/s/ Ernst & Young LLP
November 9, 2011

95 Wall
Statements of Revenues and Certain Operating Expenses
(In thousands)

	Eight Months
	Ended	Year Ended
	August 31,	December 31,
	2011	2010
	(Unaudited)
Revenues:
Rental income	$11,391	$17,419
Other property income	954	1,562

Total revenues	12,345	18,981

Certain operating expenses:
Personnel	935	1,477
Utilities	1,240	1,694
Repairs and maintenance	508	953
Administrative and marketing	1,043	1,320
Real estate taxes and insurance	77	261

Total certain operating expenses	3,803	5,705

Revenues in excess of certain operating expenses	$8,542	$13,276

See accompanying notes to financial statements.

95 Wall
Notes to the Statements of Revenues and Certain Operating Expenses
December 31, 2010
1. Basis of Presentation
On August 31, 2011, UDR, Inc. acquired 95 Wall (the Community), a 22-story, 507-home apartment community located in New York, New York from 95 Wall Associates LLC. The accompanying unaudited statement of revenues and ceratin operating expenses for the eight months ended August 31, 2011 reflects the operations of the Community through the date of acquisition.
The statements of revenues and certain operating expenses relate to the operations of the Community and were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (SEC), including Rule 3-14 of Regulation S-X (Rule 3-14). Accordingly, the accompanying statements of revenues and certain expenses is not intended to be a complete presentation and certain expenses such as depreciation, amortization, mortgage interest expense, property management fees, income taxes, and entity expenses are not reflected in the statements of revenues and certain operating expenses in accordance with Rule 3-14. Consequently, the statements of revenues and certain operating expenses for the periods presented is not representative of the actual operations for the periods presented, as certain revenues and expenses which may not be in the proposed future operations of the Community have been excluded.
2. Summary of Significant Accounting Policies
Basis of Accounting
The statements of revenues and certain operating expenses are prepared on the accrual basis of accounting.
Use of Estimates
The preparation of the statements of revenues and certain operating expenses in conformity with U. S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts and disclosure of revenues and certain operating expenses of the Community. Actual results could differ from those estimates.
Revenue Recognition
The Community leases space to residential and commercial tenants under noncancelable operating lease agreements. As such, the Community recognizes rental revenue on a straight-line basis over the term of the lease. Rental income related to leases is recognized on an accrual basis when due from tenants. The apartment homes are leased with terms of generally one year. Advanced receipts of rental income are deferred and classified as liabilities until earned.
Repairs and Maintenance
Significant improvements, renovations or betterments that extend the economic useful life of the assets are capitalized. Expenditures for repairs and maintenance are expensed as incurred.
3. Commitment and Contingencies
From time to time, the Community is a party to legal proceedings and claims incidental to the ordinary course of business. While the outcome of these legal proceedings and claims cannot be predicted with certainty, management of the Community does not believe the ultimate resolution of these matters would have a material adverse effect on the Community’s statements of revenues and certain operating expenses.

95 Wall
Notes to the Statements of Revenues and Certain Operating Expenses
December 31, 2010
4. Tax Exemption and Abatement
The Community was converted from an office property to a residential property in 2008 under the Section 421-g Program (the Program) administered by the NYC Department of Housing Preservation and Development to promote more productive use of non-residential buildings in Lower Manhattan. A partial tax exemption and abatement was given for the conversion of non-residential buildings to residential use in the eligible Lower Manhattan revitalization area. Under the terms of the Program, the Community is eligible for a tax abatement until 2023, as well as an exemption from real estate taxes until 2021, both of which include a four year phase out period. As a result, no real estate tax expense was recorded during the year ended December 31, 2010.
5. Subsequent Events
Management of the Community has evaluated subsequent events through November 9, 2011, the date on which the statements of revenues and certain operating expenses was issued.

(b) Pro Forma Financial Information
The Unaudited Pro Forma Consolidated Financial Statements (including notes thereto) are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2011, the Form 8-K filed on May 2, 2011, the Form 8-K/A filed on November 1, 2011, and the financial statements included in Item 9.01(a) of this Current Report on Form 8-K/A.
The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011, reflects the financial position of the Company as if the acquisition described in the Notes to the Unaudited Pro Forma Consolidated Financial Statements had been completed on September 30, 2011. The accompanying Unaudited Consolidated Statements of Operations for the twelve months ended December 31, 2010 and the nine months ended September 30, 2011 present the results of operations of the Company as if the transactions described in the Notes to the Unaudited Pro Forma Consolidated Financial Statements had been completed on January 1, 2010.
The accompanying Unaudited Pro Forma Consolidated Financial Statements are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the Unaudited Pro Forma Consolidated Financial Statements include pro forma allocations of the purchase price for the properties discussed in the accompanying notes based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

UDR, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2011
(In thousands, except share and per share data)
(unaudited)

	UDR	Pro Forma
	(Historical)	Adjustments (a)	Pro Forma
ASSETS

Real estate owned:
Real estate held for investment	$7,988,133	$—	$7,988,133
Less: accumulated depreciation	(1,794,150)	—	(1,794,150)

Real estate held for investment, net	6,193,983	—	6,193,983
Real estate under development (net of accumulated depreciation of $115)	192,815	—	192,815
Real estate held for sale (net of accumulated depreciation of $9,835)	36,366		36,366

Total real estate owned, net of accumulated depreciation	6,423,164	—	6,423,164
Cash and cash equivalents	13,482	—	13,482
Marketable securities	—	—	—
Restricted cash	19,641	—	19,641
Deferred financing costs, net	23,709	—	23,709
Notes receivable	7,800	—	7,800
Investment in unconsolidated joint ventures	187,176	—	187,176
Other assets	129,931	—	129,931

Total assets	$6,804,903	$—	$6,804,903

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$2,004,525	$—	$2,004,525
Secured debt — real estate held for disposition	17,159	—	17,159
Unsecured debt	1,967,661	—	1,967,661
Real estate taxes payable	28,729	—	28,729
Accrued interest payable	23,924	—	23,924
Security deposits and prepaid rent	37,685	—	37,685
Distributions payable	47,489	—	47,489
Deferred fees and gains on the sale of depreciable property	29,106	—	29,106
Accounts payable, accrued expenses, and other liabilities	109,066	—	109,066

Total liabilities	4,265,344	—	4,265,344

Redeemable non-controlling interests in operating partnership	208,766	—	208,766

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares at December 31, 2010)	46,571	—	46,571
3,264,362 shares of 6.75% Series G Cumulative Redeemable issued and outstanding (3,405,562 shares at December 31, 2010)	81,609	—	81,609
Common stock, $0.01 par value; 250,000,000 shares authorized			—
219,038,779 shares issued and outstanding	2,190	—	2,190
Additional paid-in capital	3,322,505	—	3,322,505
Distributions in excess of net income	(1,111,356)	—	(1,111,356)
Accumulated other comprehensive loss, net	(15,427)	—	(15,427)

Total UDR, Inc. stockholders’ equity	2,326,092	—	2,326,092
Non-controlling interest	4,701		4,701

Total equity	2,330,793	—	2,330,793

Total liabilities and stockholders’ equity	$6,804,903	$—	$6,804,903

See accompanying notes.

UDR, Inc.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(In thousands, except per share data)

	Historical
		Previously
		Acquired		Pro Forma
	UDR	Communities	95 Wall	Adjustments		Pro Forma
	(audited)	(audited)		(unaudited)		(unaudited)
REVENUES
Rental income	$605,295	$69,198	$18,981	(177	)(a)	693,297
Non-property income:
Other income	12,494	—	—	—		12,494

Total revenues	617,789	69,198	18,981	(177)		705,791

EXPENSES
Rental expenses:
Real estate taxes and insurance	75,041	11,109	261	—		86,411
Personnel	55,411	4,886	1,477	—		61,774
Utilities	33,140	4,438	1,694	—		39,272
Repair and maintenance	34,369	4,246	953	—		39,568
Administrative and marketing	15,814	2,877	1,320	—		20,011
Property management	16,646	407	—	—		17,053
Other operating expenses	5,848	—	—	72	(b)	5,920
Real estate depreciation and amortization	289,957	—	—	78,800	(c)	368,757
Interest
Expense incurred	142,984	—	—	19,397	(d)	162,381
Net loss/(gain) on debt extinguishment	1,204	—	—	—		1,204
Amortization of convertible debt discount	3,530	—	—	—		3,530
General and administrative	42,710	—	—	—		42,710
Severance costs and other restructuring charges	6,803	—	—	—		6,803
Other depreciation and amortization	4,843	—	—	—		4,843

Total expenses	728,300	27,963	5,705	98,269		860,237

Income/(loss) from operations	(110,511)	41,235	13,276	(98,446)		(154,446)
Loss from unconsolidated entities	(4,204)	—	—	—		(4,204)

Income/(loss) from continuing operations	(114,715)	41,235	13,276	(98,446)		(158,650)
Income from discontinued operations	8,127	—	—	—		8,127

Consolidated net (loss)/income	(106,588)	41,235	13,276	(98,446)		(150,523)
Net loss attributable to redeemable non-controlling interests in OP	3,835	—	—	4,718	(e)	8,553
Net income attributable to non-controlling interests	(146)	—	—	—		(146)

Net (loss)/income attributable to UDR, Inc.	(102,899)	41,235	13,276	(93,728)		(142,116)
Distributions to preferred stockholders — Series E (Convertible)	(3,726)	—	—			(3,726)
Distributions to preferred stockholders — Series G	(5,762)	—	—			(5,762)
Discount on preferred stock repurchases, net	25	—	—			25

Net (loss)/income attributable to common stockholders	$(112,362)	$41,235	$13,276	$(93,728)		$(151,579)

Earnings/(loss) per weighted average common share — basic:
Loss from continuing operations attributable to common stockholders	$(0.73)					$(0.96)
Income from discontinued operations	$0.05					$0.05
Net loss attributable to common stockholders	$(0.68)					$(0.91)

Earnings/(loss) per weighted average common share — diluted:
Loss from continuing operations attributable to common stockholders	$(0.73)					$(0.96)
Income from discontinued operations	$0.05					$0.05
Net loss attributable to common stockholders	$(0.68)					$(0.91)

Weighted average number of common shares outstanding — basic	165,857					165,857
Weighted average number of common shares outstanding — diluted	165,857					165,857
See accompanying notes.

UDR, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011
(In thousands, except per share data)

			Pro Forma
			Adjustments -
			Previously
	Historical		Acquired	Pro Forma		Pro Forma
	UDR	95 Wall (f)	Communities (g)	Adjustments		Consolidated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
REVENUES
Rental income	$521,679	$12,345	$27,099	$(250	)(a)	$560,873
Non-property income:
Other income	12,620	—	—	—		12,620

Total revenues	534,299	12,345	27,099	(250)		573,493

EXPENSES
Rental expenses:
Real estate taxes and insurance	63,040	77	5,525	—		68,642
Personnel	44,131	935	2,459	—		47,525
Utilities	28,014	1,240	875	—		30,129
Repair and maintenance	28,807	508	591	—		29,906
Administrative and marketing	11,773	1,043	350	—		13,166
Property management	14,347	—	745	—		15,092
Other operating expenses	4,540	—	18	—		4,558
Real estate depreciation and amortization	265,184	—	24,020	10,421	(c)	299,625
Interest

Expense incurred	112,281	—	2,781	1,504	(d)	116,566
Amortization of convertible debt discount	1,077	—	—	—		1,077
Other debt charges	4,052	—	—	—		4,052
General and administrative	35,512	—	—	—		35,512
Other depreciation and amortization	3,012	—	—	—		3,012

Total expenses	615,770	3,803	37,364	11,925		668,862
Income/(loss) from operations	(81,471)	8,095	(10,265)	(12,175)		(95,369)
Loss from unconsolidated entities	(4,260)	—	—	—		(4,260)

Income/(loss) from continuing operations	(85,731)	8,542	(10,265)	(12,175)		(99,629)
Income from discontinued operations	58,198	—	—	—		58,198

Consolidated net income/(loss)	(27,533)	8,542	(10,265)	(12,175)		(41,431)
Net (income)/loss attributable to redeemable non-controlling interests in OP	1,192	—	—	701		1,893
Net income attributable to non-controlling interests	(134)	—	—	—		(134)

Net income/(loss) attributable to UDR, Inc.	(26,475)	8,542	(10,265)	(11,474)		(39,672)
Distributions to preferred stockholders — Series E (Convertible)	(2,793)	—	—	—		(2,793)
Distributions to preferred stockholders — Series G	(4,210)	—	—	—		(4,210)
(Premium)/discount on preferred stock repurchases, net	(175)	—	—	—		(175)

Net income/(loss) attributable to common stockholders	$(33,653)	$8,542	$(10,265)	$(11,474)		$(46,850)

Earnings/(loss) per weighted average common share — basic and diluted:
Loss from continuing operations attributable to common stockholders	$(0.47)					$(0.54)
Income from discontinued operations	$0.30					$0.30
Net loss attributable to common stockholders	$(0.17)					$(0.24)
Weighted average number of common shares outstanding-basic and diluted	195,723					195,723
See accompanying notes.

UDR, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Unaudited Pro Forma Consolidated Balance Sheet Adjustments
(a)
95 Wall was acquired in August 2011; therefore, the effect of the acquisition is included in our historical consolidated balance sheet as of September 30, 2011. We financed this acquisition with the issuance of operating partnership units (“OP units”) and borrowings under our revolving credit facility. The Operating Partnership issued 1,802,239 OP units which were deemed to have an agreed upon value equal to the greater of $25.00 or the volume weighted average closing price per share of the Company’s common stock for the 10 day period ended on, and including, the date one business day prior to the settlement date. The fair value of these OP units was $26.71 at the settlement date. The purchase price allocations included in the September 30, 2011 balance sheet are as follows (amounts in thousands):

				Leases in Place for
				Residential	Above Market
Property	Purchase Price (1)	Land	Building	and Retail	Retail Leases
95 Wall	$328,914	$57,565	$263,668	$3,245	$4,436

(1)
The purchase price is the contractual sales price between UDR and the third-party and does not include any costs that the Company incurred in the pursuit of the property or the recorded difference between the agreed-upon value and the fair value of the OP units issued as part of the consideration paid.

Unaudited Pro Forma Consolidated Statement of Operations Adjustments
(a)	Reflects amortization of the net above-market lease intangibles recorded as part of the acquisitions.

(b)	Reflects ground lease expense for 10 Hanover Square.

(c)
Reflects the estimated depreciation and amortization that would have been recorded by UDR based on the depreciable basis of the acquired communities, assuming asset lives ranging from five to thirty-five years as well as the amortization of the identifiable intangible values recorded with an estimated useful life of approximately one year.

(d)
Reflects estimated interest expense that would have been recorded for the increase in our revolving credit facility, deferred financing costs and assumed debt, including the impact of amortizing the fair market adjustment on fixed rate debt over the term of the related debt instrument.

(e)
Reflects the difference between historical non-controlling interest and what would have been recorded by the Company as a result of the pro forma adjustments to reported earnings for the acquired communities.

(f)
Reflects the actual results of 95 Wall for the eight months ended August 31, 2011, the date of acquisition. UDR’s historical Statement of Operations for the nine months ended September 30, 2011 contains the property results for the month of September 2011.

(g)	Reflects an adjustment for the Previously Acquired Communities for January 1, 2011 through the date of acquisition.

Exhibit Index

23.1	Consent of Ernst & Young LLP Independent Auditors